SECURITIES AND EXCHANGE COMMISSION

                      Washington, D. C. 20549

                             FORM 8-K

                           CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934




 Date of report:   January 16, 1998
       (Date of earliest event reported)




                        HANNAFORD BROS. CO.
      (Exact name of registrant as specified in its charter)



             Maine                      1-7603          01-0085930
 (State or other jurisdiction of     (Commission     (I.R.S. Employer
  incorporation or organization)       File No.)     Identification No.)



         145 Pleasant Hill Road, Scarborough, Maine  04074
        (Address of principal executive offices) (Zip code)


 Registrant's telephone number:   (207) 883-2911

 Item 5.  Other Events.

      On January 16, 1998 Hannaford Bros. Co. announced that it will record a pre-tax, non-cash accounting charge of approximately $40 million to its fourth quarter earnings. The charge relates primarily to a writedown in the value of certain southeastern stores. The writedown is prompted by SFAS No. 121 (Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of), which now requires goodwill to be allocated on a store-by-store basis. This new rule has gone into effect since the date that Hannaford made its initial entry into southeastern markets by purchasing 20 Wilson supermarkets in North and South Carolina.

      In addition, Hannaford announced that it will close certain stores in non-core southeastern markets. At the same time, Hannaford reiterated its plan for continued investment and expansion in key southeastern markets.

      A press release setting forth these announcements in greater detail is filed herewith as an exhibit.

 Item 7.  Financial Statements and Exhibits.

      (c)  Exhibits.

           99.1 Press release dated January 16, 1998, announcing a writedown of assets and continued expansion in selected southeastern markets


                             SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    HANNAFORD BROS. CO.


 Date: January 16, 1998             By: /s/ Charles H. Crockett
                                        Charles H. Crockett
                                        Assistant Secretary

                             HANNAFORD BROS. CO.

                                EXHIBIT INDEX



 Exhibit
 Number     Description

 99.1       Press release dated January 16, 1998,
            announcing a writedown of assets a and
            continued expansion in selected southeastern markets